Investor Relations Contact:	Company Contact:
Crocker Coulson, President	Wenwei Tian, COO and Director of Investor Relation
CCG Elite	Puda Coal, Inc.
+1-646-213-1915	+86-351-228-1302
crocker.coulson@ccgir.com	awtian@yahoo.com

FOR IMMEDIATE RELEASE

Puda Coal to Acquire Raw Coal Mine

TAIYUAN, SHANXI, China, September 12, 2007 - Puda Coal, Inc. (OTC BB: PUDC) (“Puda Coal” or “the Company”), a leading supplier of China's high grade metallurgical coking coal used to make coke for the purposes of steel manufacturing, today announced it has entered into an agreement to purchase the Jingle Muguashan Coal Mine for a purchase price of RMB460 million, or US $60.7 million.

The Jingle Muguashan Coal mine located on 18.166256 square km of land in Jingle County, approximately 100 kilometers from Puda Coal’s headquarters in Taiyuan. Drilling records indicate that there are approximately 55.6 million metric tons of raw coal in place. The coal reserve is high grade thermal coal which can also be used in blended coking coal. The plant is expected to commence mining operations in 2008 and to generate positive cash flow in 2009.

“This acquisition is very positive and will support our vision of becoming an integrated coal production and coal washing company with excellent near and long-term potential in China,” stated Zhao Ming, Puda Coal’s Chairman and Chief Executive Officer. “As the price of raw coal continues to increase, our new coal reserve will allow us to take advantage of this market opportunity as well as ensuring a consistent supply of coal to our washing operations.”

Pursuant to the agreement, the first payment of RMB200 million will be made within 10 business days after the Company’s receipt of the mining permit. A second payment of RMB150 million will be paid within 10 business days after the Company has been granted a commencement permit by the Shanxi municipal government, with the remaining RMB110 million to be paid within one year after the receipt of the mining commencement report. The transaction will be funded through external financing. The company is negotiating with banks and funds with respect to the financing.

About Puda Coal, Inc.

Puda Coal, through its affiliates and controlled entities, supplies premium grade coking coal to the steel making industry for use in making coke. The Company currently possesses 3.5 million metric tons of annual coking coal cleaning capacity, and management believes it is the largest coking coal cleaning company in terms of capacity in Shanxi Province, China. Shanxi Province provides 20 - 25% of China's coal output and supplies nearly 50% of China's coke.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

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